Filed Pursuant to Rule 424(B)(3)
SEC File No. 333-172104

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Purchase Contracts

Warrants

Units

We may offer and sell from time to time, in one or more offerings, together or separately:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	purchase contracts;

•	warrants; and

•	units.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of the securities and their offering prices in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you decide to invest in any of these securities.

Our common stock is traded on the New York Stock Exchange under the symbol “FLO.”

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

Investing in these securities involves certain risks. See the section entitled “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2011, which is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2012

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, containing specific information about the terms of the securities being offered and the manner in which they may be offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read the entire prospectus, the prospectus supplement and any pricing supplement together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information provided in this prospectus, the related prospectus supplement, including any information incorporated by reference, and any pricing supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus, the related prospectus supplement and any pricing supplement. We are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of any security.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Flowers Foods,” “we,” “us,” and “our” refer to Flowers Foods, Inc., a corporation organized in the state of Georgia, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Information incorporated by reference is deemed to be part of this prospectus, except for any information modified or superseded by information in any documents subsequently filed with the SEC or in the applicable prospectus supplement. The incorporated information is an important part of this prospectus, and information that we file with the SEC prior to the termination of the particular offering of securities pursuant to the applicable prospectus supplement will automatically update and modify or supersede, as applicable, this information. This prospectus incorporates by reference the information in the following documents (other than information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2011;

•	our Current Reports on Form 8-K filed with the SEC on February 29, 2012 other than information furnished under Items 2.02 or 7.01 of Form 8-K;

•	the description of our common stock in our Form 10/A filed on February 9, 2001; and

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all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the particular offering of securities under the applicable prospectus supplement.

You may obtain without charge a copy of documents that are incorporated by reference in this prospectus by requesting them in writing at the following address: Flowers Foods, Inc., 1919 Flowers Circle, Thomasville,

Georgia 31757, Attn: Investor Relations Department or by telephone at (229) 226-9110. These documents may also be accessed through our website at www.flowersfoods.com. Information contained on our website is not intended to be incorporated by reference in, and should not be considered a part of, this prospectus. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Any documents we file with the SEC also may be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of these documents may be obtained at prescribed rates from the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. For further information about the Public Reference Section, call 1-800-SEC-0330. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

FORWARD-LOOKING STATEMENTS

We have included certain information in, or incorporated by reference in, this prospectus that may be deemed “forward-looking information” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to current expectations regarding our future financial condition, liquidity and results of operations and are often identified by the use of words and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “would,” “is likely to,” “is expected to” or “will continue,” or the negative of these terms, or other comparable terminology. These forward-looking statements are based upon assumptions we believe are reasonable.

Forward-looking statements are based on current information and are subject to risks and uncertainties that could cause our actual results to differ materially from those projected. Certain factors that may cause actual results to differ materially from those projected are discussed in this prospectus and the documents incorporated herein by reference and may include, but are not limited to:

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unexpected changes in any of the following: (1) general economic and business conditions; (2) the competitive setting in which we operate, including, advertising or promotional strategies by us or our competitors, as well as changes in consumer demand; (3) interest rates and other terms available to us on our borrowings; (4) energy and raw materials costs and availability and hedging counter-party risks; (5) relationships with or material costs related to our employees, independent distributors and third party service providers; and (6) laws and regulations (including environmental and health-related issues), accounting standards or tax rates in the markets in which we operate;

•	the loss or financial instability of any significant customer(s);

•	our ability to execute our business strategy, which may involve integration of acquisitions or the acquisition or disposition of assets at presently targeted values;

•	our ability to operate existing, and any new, manufacturing lines according to schedule;

•	the level of success we achieve in developing and introducing new products and entering new markets;

•	changes in consumer behavior, trends and preferences, including health and whole grain trends, and the movement toward more inexpensive store-branded products;

•	our ability to implement new technology and customer requirements as required;

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the credit and business risks associated with our independent distributors and customers which operate in the highly competitive retail food and foodservice industries, including the amount of consolidation in these industries;

•	changes in pricing, customer and consumer reaction to pricing actions, and the pricing environment among competitors within the industry;

•	consolidation within the baking industry and related industries;

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any business disruptions due to political instability, armed hostilities, incidents of terrorism, natural disasters, technological breakdowns, product contamination or the responses to, or repercussions from, any of these or similar events or conditions and our ability to insure against such events; and

•	regulation and legislation related to climate change that could affect our ability to procure our commodity needs or that necessitate additional unplanned capital expenditures.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the company (such as in our other filings with the SEC) for other factors that may cause actual results to differ materially from those projected by the company. Please refer to the factors discussed under the caption “Risk Factors” in this prospectus and under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K for the fiscal year ended December 31, 2011 for additional information regarding factors that could affect the company’s results of operations, financial condition and liquidity. We caution you not to place undue reliance on forward-looking statements, as they speak only as of the date made and are inherently uncertain. The company undertakes no obligation to publicly revise or update such statements, except as required by law.

ABOUT FLOWERS FOODS

Flowers Foods currently operates two business segments: a direct-store-delivery segment (“DSD segment”) and a warehouse delivery segment (“warehouse segment”). The DSD segment operates 32 bakeries that market a wide variety of fresh bakery foods, including fresh breads, buns, rolls, tortillas, and snack cakes. These products are sold through a DSD route delivery system to retail and foodservice customers in the Southeast, Mid-Atlantic, and Southwest, as well as in select markets in the Northeast, California, and Nevada. The warehouse segment operates 9 bakeries and produces snack cakes and breads and rolls that are shipped both fresh and frozen to national retail, foodservice, vending, and co-pack customers through their warehouse channels. In addition, the warehouse segment operates a bakery mix plant.

Flowers Foods is a Georgia corporation and was founded in 1919. Our principal executive offices are located at 1919 Flowers Circle, Thomasville, Georgia 31757, and our telephone number at that address is (229) 226 9110. Our corporate website address is www.flowersfoods.com. The information on our website is not part of or incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include share repurchases, refinancing existing indebtedness, capital expenditures and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges for the indicated periods:

	Year Ended December 31,(a)
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	6.7x	8.2x	7.7x	8.7x	8.2x

(a)	Our fiscal year ends the Saturday nearest December 31st.
(1)	For purposes of computing these ratios, earnings represents income from continuing operations before income taxes and the cumulative effect of changes in accounting principles plus interest expense and one-third of rent expense (which approximates the interest component of rental expense). Fixed charges consist of interest expense and the interest component of rental expense. We have not had any shares of preferred stock outstanding during any of these periods, and have not paid any preferred dividends. Therefore, our ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios above.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our restated articles of incorporation (“Articles of Incorporation”), our amended and restated bylaws (“Bylaws”), each of which have been publicly filed with the SEC, and applicable provisions of law. We have summarized certain portions of the Articles of Incorporation and Bylaws below. The summary is not complete. You should read the Articles of Incorporation and Bylaws for the provisions that are important to you.

Our authorized capital stock consists of:

•	500,000,000 shares of common stock, $0.01 par value per share; and

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1,000,000 shares of preferred stock (including 200,000 shares of Series A Junior Participating Preferred Stock (“Series A Preferred Stock”), $100 par value per share and 800,000 shares of preferred stock, $0.01 par value per share).

As of February 17, 2012, there were 136,004,016 shares of common stock issued and outstanding. No shares of our preferred stock are outstanding.

Common Stock

As of February 17, 2012, there were 136,004,016 shares of common stock issued and outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferential rights of any issued and outstanding preferred stock, including the Series A Preferred Stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding-up of Flowers Foods, holders of our common stock are entitled to share ratably in all assets, if any, remaining after payment of liabilities and the liquidation preferences of any issued and outstanding preferred stock, including the Series A Junior Preferred Stock. Holders of our common stock have no preemptive rights, no cumulative voting rights and no rights to convert their shares of our common stock into any other securities of Flowers Foods or any other person.

Certain Provisions of the Articles of Incorporation, the Bylaws and Georgia Law

Advance Notice of Proposals and Nominations

The Bylaws establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders and for nominations by shareholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in the bylaws, only such business may be conducted at a meeting of shareholders as has been brought before the meeting by, or at the direction of, our Board of Directors, or by a shareholder who has given to the Corporate Secretary timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. The presiding officer at a shareholders meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Corporate Secretary prior to a meeting at which directors are to be elected will be eligible for election as our directors.

Supermajority Voting Provisions

Certain provisions of our Articles of Incorporation and Bylaws (e.g. removal of directors, classified board provision, special meetings) may not be amended or repealed by shareholders without the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding shares of common stock (and, in some instances, the outstanding shares of preferred stock voting together with the common stock, to the extent the outstanding shares of preferred stock are afforded voting rights and powers generally equal to the voting rights and powers of shares of common stock).

Certain Anti-Takeover Effects of Georgia Law

We have elected in our bylaws to be subject to the Fair Price and Business Combination provisions of the Georgia Business Corporation Code, or the GBCC. Under the Fair Price Provision, in addition to any vote required by law or by our Articles of Incorporation, “business combinations” with an “interested shareholder” must be:

•	unanimously approved by “continuing directors”, if such continuing directors constitute at least three members of the board of directors at the time of the approval, or

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recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the “interested shareholder,” unless fair price criteria are met.

Under the Business Combinations provision, we are generally prohibited from entering into business combination transactions with any “interested shareholder” for a five-year period following the time that such shareholder became an interested shareholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction in which the shareholder became an interested shareholder;

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in the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the outstanding voting stock of the corporation which was not held by directors, officers, their affiliates or associates, subsidiaries or specified employee stock plans of the corporation; or

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after becoming an interested shareholder, that shareholder acquired additional shares resulting in that shareholder owning at least 90% of the outstanding voting stock of the corporation, excluding shares held by directors, officers, their affiliates or associates, subsidiaries or specified employee stock plans of the corporation, and the business combination was approved by a majority of voting stock not held by the interested shareholder, directors, officers, their affiliates or associates, subsidiaries or specified employee stock plans of the corporation.

Under the GBCC, repeal of the bylaws subjecting us to these provisions requires the affirmative vote of (i) at least 2/3 of the continuing directors, (ii) a majority of the shares of Flowers Foods other than shares beneficially owned by any interested shareholder and affiliates and associates of any interested shareholder, and (iii) 66 2/3% of the voting power of the then outstanding shares of Flowers Foods common stock and preferred stock voting together, to the extent shares of preferred stock have been afforded voting rights. A “continuing director” means (i) any director who is not an affiliate or associate of an interested shareholder or its affiliates other than Flowers Foods or our subsidiaries and who was a director prior to the date the shareholder became an interested shareholder, and (ii) any successor to that director who is not an affiliate or associate of an interested shareholder or its affiliates other than Flowers Foods or our subsidiaries and who is recommended or elected by a majority of all the continuing directors. An “interested shareholder” includes any person other than Flowers Foods or our subsidiaries that (i) with its affiliates, beneficially owns or has the right to own 10% or more of the outstanding voting power of Flowers Foods, or (ii) is an affiliate of Flowers Foods and has, at any time within the preceding two-year period, been the beneficial owner of 10% or more of the voting power of Flowers Foods.

Transfer Agent and Registrar

Computershare Trust Company N.A. is the transfer agent and registrar for our common stock.

DESCRIPTION OF PREFERRED STOCK

Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized 1,000,000 shares of preferred stock, one or more classes or series of preferred stock, having such relative rights, preferences, limitations and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, as our Board of Directors shall determine without further vote or action by the shareholders. Pursuant to such authority, the Board of Directors has designated 200,000 shares of preferred stock as Series A Junior Participating Preferred Stock.

The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth below. The preferred stock offered will, when issued, be fully paid and nonassessable.

You should read the applicable prospectus supplement for the terms of the preferred stock offered. The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:

•	the designation of the series of preferred stock, which may be by distinguishing number, letter or title;

•	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

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the dividend rate or rates of such shares, the date at which dividends, if declared, will be payable, and whether or not such dividends are to be cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the amounts payable on shares of such preferred stock in the event of voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of such preferred stock;

•	the terms and amount of any sinking fund or analogous fund providing for the purchase or redemption of the shares of such preferred stock, if any;

•	the voting rights, if any, granted to the holders of the shares of such preferred stock in addition to those required by Georgia law or our Articles of Incorporation;

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whether the shares of preferred stock shall be convertible into shares of our common stock or any other class of our capital stock, and if convertible, the conversion price or prices, any adjustment thereof and any other terms and conditions upon which such conversion shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relating to the shares of preferred stock as may be permitted by Georgia law or our Articles of Incorporation;

•	any listing of such preferred stock on any securities exchange; and

•	a discussion of federal income tax considerations applicable to such preferred stock.

Our authorized shares of common stock and preferred stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of the stock exchange on which our securities may be listed or traded. If the approval of our shareholders is not required for the issuance of shares of our common stock or preferred stock, our Board of Directors may determine to issue shares without seeking shareholder approval.

The issuance of preferred stock may have the effect of delaying or preventing a change in control of us without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

DESCRIPTION OF DEBT SECURITIES

This section summarizes the general terms of the debt securities that we may offer. The prospectus supplement relating to any particular debt securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the indenture or the debt securities and is subject to and qualified in its entirety by reference to all the provisions of the indenture and the debt securities. The form of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.

The prospectus supplement relating to any series of debt securities will describe the terms of any series of debt securities being offered, including:

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the title of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series but which may be part of a series of debt securities previously issued);

•	the price or prices (expressed as a percentage of the principal amount thereof) at which the debt securities of the series will be issued;

•	the denominations in which the debt securities of the series will be issuable if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

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any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series pursuant to the indenture);

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whether the debt securities of the series will be issuable as global securities, the terms and conditions, if any, upon which such global securities may be exchanged in whole or in part for debt securities of such series in certificated form registered in the names of the individual holders thereof, the depositary for such global securities, and the form of any legend or legends to be borne by any such global securities in addition to or in lieu of the legend set forth in the indenture;

•	the date or dates on which the principal of the debt securities of the series is payable;

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(i) the rate or rates, if any, at which the debt securities of the series will bear interest (which may be fixed or variable); (ii) the manner in which the amounts of payment of principal (including amounts payable in excess thereof) or interest, if any, on the debt securities of the series will be determined, if such amounts may be determined by reference to any commodity or commodity, currency, stock exchange or financial index; (iii) the date or dates from which interest, if any, will accrue; (iv) the date or dates on which interest, if any, of the debt securities of the series will commence and be payable; and (v) any regular or special record date for the payment of interest, if any, on the debt securities of the series;

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(i) if other than in U.S. dollars, the currency in which debt securities of a series are denominated, which may include any foreign currency or any composite of two or more currencies; and (ii) the currency or currencies in which payments on such debt securities are payable, if other than the currency in which such debt securities are denominated;

•	the place or places where the principal of and interest, if any, on the debt securities of the series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

•	any depositaries, interest rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the indenture;

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if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be redeemed, purchased or repaid, in whole or in part, at the option of Flowers Foods;

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our obligation, if any, to redeem, purchase or repay the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof upon the happening of any event and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that will be payable upon acceleration of the maturity thereof pursuant to the indenture;

•	any addition to or change in the covenants (and related defined terms) set forth in the indenture that applies to debt securities of the series;

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any addition to or change in the events of default that applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture;

•	the provisions relating to any security provided for the debt securities of the series;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture;

•	the form and terms of any guarantee of the debt securities of the series and the subordination, if any, of such guarantees pursuant to the indenture;

•	if and as applicable, the terms and conditions of any right to exchange for or convert debt securities of the series into shares of our common stock or other securities or another person; and

•	any other terms of the debt securities of the series.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of the debt securities to be described in the prospectus supplement.

Payment and Paying Agents

We will pay interest to holders listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if such holders no longer own the debt security on the interest due date. We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. Payments in any other manner will be specified in the prospectus supplement.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We will notify the trustee of changes in the paying agents for any particular series of debt securities.

Merger, Consolidation or Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, Flowers Foods will not: (i) consolidate or merge with or into another person or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its and its subsidiaries’ properties or assets taken as a whole, in one or more related transactions, to another person, unless:

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either: (a) Flowers Foods is the surviving entity; or (b) the person formed by or surviving any such consolidation or merger (if other than Flowers Foods) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

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the person formed by or surviving any such consolidation or merger (if other than Flowers Foods) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of Flowers Foods under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

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immediately after such transaction, no default or event of default exists (other than in the case of: (i) a merger of Flowers Foods with an affiliate solely for the purpose of reincorporating Flowers Foods in another jurisdiction; or (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Flowers Foods and its subsidiaries).

Modification of the Indenture

Unless otherwise specified in the applicable prospectus supplement, Flowers Foods and the trustee may amend or supplement the indenture or the debt securities of a series without the consent of any holder of debt securities:

•	to cure any ambiguity, defect or inconsistency, provided that no such action shall adversely affect the interests of the holders in any material respect;

•	to comply with the indenture’s provisions regarding merger, consolidation or sale of assets;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to evidence the assumption of our obligations under the indenture and the debt securities by a successor thereto in the case of a consolidation or merger or a sale, assignment, transfer, conveyance or other disposition of all or substantially all of our and our subsidiaries’ properties or assets, taken as a whole;

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to comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the trustee or the registrar, relating to transfers and exchanges of the debt securities pursuant to the indenture;

•	to make any change that would provide any additional rights or benefits to the holders of the debt securities of a series, that would surrender any right, power or option conferred by the indenture on

Flowers Foods or, with respect to matters or questions arising under the indenture or the debt securities, that does not adversely affect in any material respect the legal rights of any holder of such debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

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to conform the text of the indenture (only with respect to debt securities of such series) or any board resolution, supplemental indenture or officer’s certificate with respect to the debt securities of such series to the description of notes contained in the offering document pursuant to which such debt securities were sold;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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in the case of subordinated debt securities, to make any change in the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions; provided that such change is made in accordance with the provisions of such senior indebtedness;

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to add to, change or eliminate any of the provisions of the indenture with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the legal rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

•	to secure Flowers Foods’ obligations under the debt securities and the indenture;

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to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee; or

•	to allow any guarantor to execute a supplemental indenture or a guarantee with respect to the debt securities.

Unless otherwise specified in the applicable prospectus supplement, Flowers Foods and the trustee may, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of a series, amend or supplement the indenture or the debt securities of such series or the rights of the holders of the debt securities of such series. Without the consent of the holder of each debt security affected, no amendment, supplemental indenture or waiver may be made that, as to any non-consenting holders:

•	reduces the percentage of principal amount of outstanding securities whose holders must consent to an amendment, supplemental indenture or waiver;

•	reduces the rate of interest on the securities or changes the index or reduces the spread applicable to any floating rate securities;

•	reduces the principal amount of or premium, if any, on the securities or changes the stated maturity of any of the securities;

•	changes the place, manner or currency of payment of principal of or premium, if any, or interest on the securities;

•	makes any change in the provisions of the indenture relating to seniority or subordination of any security that adversely affects the rights of any holder under such provisions;

•	reduces the principal amount of discount securities payable upon acceleration of the maturity thereof;

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waives a default or event of default in the payment of the principal of or premium, if any, or interest on the securities (except a rescission of the declaration of acceleration of the securities of any series by the holders of a majority in principal amount of the outstanding securities of such series and a waiver of the payment default resulting from such declaration that has been rescinded);

•

makes any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of securities to receive payments of principal of or premium, if any, or interest on the securities or the right to institute suit for the enforcement of any such payments;

•

waives a payment with respect to any securities payable on redemption at the option of Flowers Foods or repurchase at the option of the holder thereof or changes any of the provisions with respect to the redemption or repurchase of any securities; or

•	makes any change in the amendment and waiver provisions of the indenture requiring the consent of the holder of each security affected thereby.

Events of Default and Remedies

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that events of default regarding the debt securities of any series will be:

•	default for 30 days in the payment when due of interest on debt securities of that series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of that series;

•

failure by Flowers Foods to comply with any non-payment covenant in the indenture (other than a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series) after the trustee notifies Flowers Foods, or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding voting as a single class notify Flowers Foods and the trustee, of such default and Flowers Foods does not cure such default or such default is not waived within 60 days after the receipt of such notice;

•

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Flowers Foods, whether such indebtedness now exists, or is created after the date of the indenture, if that default:

•

is caused by a failure to pay principal of, or interest or premium, if any, on, such indebtedness prior to the expiration of the grace period provided in such indebtedness following the stated maturity of such obligation (a “payment default”); or

•	results in the acceleration of such indebtedness prior to its stated maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to such amount as may be set forth in the applicable prospectus supplement;

•

certain events of bankruptcy or insolvency described in the indenture with respect to Flowers Foods or any of its significant subsidiaries or any group of subsidiaries of Flowers Foods that, taken together, would constitute a significant subsidiary; and

•	any other event of default provided with respect to debt securities of that series, which is specified in the applicable prospectus supplement.

If an event of default (other than pursuant to the bankruptcy or insolvency provisions of the indenture with respect to Flowers Foods) with respect to debt securities of any series issued under the indenture should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount (or, if such securities are discount securities, such portion of the principal amount as specified in the applicable prospectus supplement)

of the then outstanding debt securities of such series may declare each debt security of that series due and payable immediately. If a bankruptcy or insolvency event occurs with respect to Flowers Foods, the debt securities of such series will immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the debt securities of such series. The holders of a majority in principal amount of the then outstanding debt securities of such series may rescind any acceleration and its consequences (other than with respect to an event of default pursuant to the bankruptcy or insolvency provisions of the indenture with respect to Flowers Foods) if (1) the rescission would not conflict with any judgment or decree, (2) Flowers Foods has paid or deposited with the trustee a sum sufficient to pay in the currency in which the debt securities of that series are payable (A) all overdue interest, if any, on all outstanding debt securities of that series, (B) all unpaid principal of and premium, if any, any outstanding debt securities of that series which has become due otherwise than by such a declaration of acceleration, and interest on such unpaid principal or premium at the rate or rates prescribed therefor in such notes or, if no such rate or rates are so prescribed, at the rate borne by the debt securities during the period of such default, and (C) to the extent that payment of such interest is enforceable under applicable law, interest upon overdue interest to that date of such payment or deposit at the rate or rates prescribed therefor in such debt securities, or, if no such rate or rates are so prescribed, at the rate borne by the debt securities during the period of such default and (3) all existing events of default (other than for nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration) have been cured or waived.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the indenture. The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series also will be entitled to waive past defaults regarding such debt securities, except for a default in payment of principal of or premium, if any, or interest on such debt securities or in respect of a covenant or provision that cannot be modified or amended hereunder without the consent of the holder of each such debt security. The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action unless one or more of the holders shall have offered to the trustee indemnity or security reasonably satisfactory to it.

If the trustee collects any money in connection with an event of default regarding the debt securities of any series, the trustee may use any sums that it holds under the applicable indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series.

Before any holder of debt securities of any series may institute action for any remedy, except payment on the holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee security or indemnity reasonably satisfactory to it against liabilities incurred by the trustee for taking such action.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, Flowers Foods may at any time elect to have all of its obligations and certain other provisions discharged with respect to the outstanding debt securities (“legal defeasance”) except for the rights of holders of outstanding debt securities to receive payments in respect of the principal of or premium, if any, or interest on, such debt securities when such payments are due from the trust referred to below, certain other obligations of Flowers Foods and certain other rights of the trustee under the indenture.

In addition, Flowers Foods may at any time elect to have the obligations of Flowers Foods released with respect to certain covenants and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities (“covenant defeasance”). In the event covenant defeasance occurs, certain events described under “—Events of Default and Remedies” (not including non-payment) will no longer constitute an event of default with respect to the debt securities.

In order to exercise either legal defeasance or covenant defeasance in respect of any series of debt securities, in addition to the satisfaction of other conditions, Flowers Foods must irrevocably deposit with the trustee for the benefit of the holders of such debt securities to be defeased money in amounts as will be sufficient to pay the principal of and premium, if any, and interest on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be. In addition, Flowers Foods must deliver to the trustee an opinion of counsel and officer’s certificate in connection with such defeasance, and Flowers Foods may not exercise such defeasance if certain defaults or events of default with respect to debt securities of such series have occurred and are continuing on the date of such deposit or if such defeasance would result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Flowers Foods or any of its subsidiaries is a party or by which Flowers Foods or any of its subsidiaries is bound.

Satisfaction and Discharge

Unless otherwise specified in the applicable prospectus supplement, the indenture will be discharged and will cease to be of further effect with respect to the debt securities of a particular series, when:

•	either:

•

all debt securities of such series that have been authenticated and, except for lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by Flowers Foods and thereafter repaid to Flowers Foods, have been delivered to the trustee for cancellation; or

•	all debt securities of such series that have not been delivered to the trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•

if redeemable in accordance with the terms of such debt securities, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in Flowers Foods’ name, and at Flowers Foods’ expense;

and Flowers Foods has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of debt securities of such series, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such series of debt securities delivered to the trustee for cancellation (in the case of debt securities of such series that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be:

•	Flowers Foods has paid or caused to be paid all other sums payable by it under the indenture in respect of the debt securities of such series; and

•

Flowers Foods has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of such debt securities at stated maturity or on the redemption date, as the case may be.

In addition, Flowers Foods must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge of the debt securities have been satisfied.

Subordination

If specified in the applicable prospectus supplement, the debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors and any preferred equity holders of our subsidiaries.

Conversion and Exchange Rights

If specified in the applicable prospectus supplement, the debt securities of a series may be convertible into or exchangeable for common stock or other securities of Flowers Foods or another entity. We will describe in the applicable prospectus supplement, among other things, the conversion or exchange rate or price and any adjustments thereto, the conversion or exchange period or periods, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities, and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

Guarantees

Except to the extent otherwise provided in the applicable prospectus supplement, our obligations under the debt securities and the indenture will not be guaranteed by any of our subsidiaries.

Reporting

Unless otherwise specified in the applicable prospectus supplement, the indenture requires Flowers Foods to provide the trustee with a copy of the reports, information and documents that it files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after it files the same with the Commission. Documents filed by Flowers Foods with the Commission via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Flowers Foods compliance with any of the covenants under the indenture. Flowers Foods will also comply with Section 314(a) of the Trust Indenture Act. Notwithstanding anything in the indenture to the contrary, Flowers Foods will not be deemed to have failed to comply with any of its agreements under this covenant for purposes of the third bullet under “—Events of Default and Remedies” until 90 days after the date any report, information or document is required to be filed with the Commission pursuant to this covenant.

Further Issues

Unless specified otherwise with respect to a series of debt securities in a prospectus supplement, Flowers Foods may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities ranking equally with the debt securities of any series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with, and have the same terms as to status or otherwise as, such previously issued debt securities.

Form, Exchange, Registration and Transfer

The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form or definitive certificates registered in the name of the holders thereof. Procedures relating to global securities are described below under “Book-Entry Procedures and Settlement.” Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in United States dollars will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but Flowers Foods may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Book-Entry Procedures and Settlement

The debt securities initially will be issued in book-entry form only and represented by one or more global securities registered in the name of, and deposited with a custodian for, The Depository Trust Company, or DTC, or its nominee. DTC or its nominee will be the sole registered holder of the debt securities for all purposes under the indenture. Owners of beneficial interests in the debt securities represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in these securities will be shown on, and may only be transferred through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of their interests in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of debt securities under the global securities or the indenture. Flowers Foods and the trustee, and any of their respective agents, may treat DTC as the sole holder and registered owner of the global securities under the terms of the indenture.

Concerning the Trustee

Flowers Foods will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustee chosen by it and appointed in a supplemental indenture of a particular series of debt securities. The trustee may engage in transactions with, or perform services for, Flowers Foods and its affiliates in the ordinary course of business.

Governing Law

The debt securities and the indenture will be governed by, and construed in accordance, with the laws of the State of New York without regard to conflicts of law principles thereof.

DESCRIPTION OF OTHER SECURITIES

We will set forth in an applicable prospectus supplement a description of the material terms of any depositary shares, warrants, purchase contracts or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus through agents, underwriters and dealers, or through a combination of those means. Additionally, securities may be sold to other purchasers directly or through agents, or in another manner as described in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of any of the securities covered by this prospectus will be named, and any commissions payable by us to such agent set forth, in the applicable prospectus supplement. Agents may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, and such agents or their affiliates may be customers of, extend credit to or engage in transactions with or perform services for us in the ordinary course of business.

If any underwriters are utilized in the sale, securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. We will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement. This prospectus supplement will be used by the underwriters to make resales of the securities covered by this prospectus to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and the underwriters or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.

If dealers are utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to such dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and those dealers or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

In connection with the sale of any of these securities, underwriters, dealers or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of securities by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities offered by this prospectus will be passed upon for us by Jones Day, Atlanta Georgia.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.